SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 26, 2005

LOUD TECHNOLOGIES INC.

(Exact name of registrant as specified in charter)

Washington	0-26524	91-1432133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LOUD TECHNOLOGIES INC.
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072

(Address of principal executive offices) (Zip Code)

(425) 487-4333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 2, 2005, LOUD Technologies Inc. (the “Company” ) announced the appointments of Shaw C. Powers as Senior Vice President Operations, and Jason H. Neimark to the Board of Directors of the Company, effective May 26, 2005.

Mr. Powers, 47, has over 20 years of general management and operations experience in various industries including telecommunications and technology.  He most recently served as Vice President of Information Services for Trendwest Resorts with responsibility for all systems to support Trendwest’s international operations.  Mr. Powers has also been a business consultant leading consulting engagements with Accenture (formerly Andersen Consulting) and Cambridge Technology Partners.

Mr. Neimark, 34, has served as Vice President of the Company since February 2003.  He is Managing Director of Sun Capital Partners, Inc., and is an experienced leveraged buyout and turnaround operating professional.  Prior to joining Sun Capital in 2001, Mr. Neimark was a Principal of Midwest Mezzanine Funds, which provides junior capital to middle market businesses. He has served on the boards of several Midwest Mezzanine portfolio companies. Mr. Neimark is a CPA and worked as a tax consultant and auditor for KPMG Peat Marwick.  Mr. Neimark’s appointment fills the vacancy created by the resignation of C. Deryl Couch as director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOUD TECHNOLOGIES INC.

	By:	/s/ James T. Engen
James T. Engen
President and Chief Executive Officer

Dated: June 2, 2005